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EXHIBIT 23:


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement File No. 333-43601 of our report, dated March 11, 2002, included in the Company's Form 10-K/A for the year ended June 30, 2001.





Arthur Andersen LLP


March 11, 2002
Stamford, Connecticut